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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JULY 31, 2003

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)
80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755 (Address of principal executive offices)

(603) 640-2200
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits. The following exhibit is furnished herewith:

        99(a)    Press Release of White Mountains Insurance Group, Ltd. dated July 31, 2003.

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On July 31, 2003, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three and six months ended June 30, 2003. The press release is attached hereto as Exhibit 99(a) to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, the non-GAAP financial measures disclosed in the press release are the discussion and presentation of fully converted tangible book value per common share and also a reference to an adjusted GAAP combined ratio for Folksamerica for the six months ended June 30, 2002.

        White Mountains' management believes that the growth in fully converted tangible book value per common share represents the most relevant measure of the value created at the Company over time. Book value per share is derived by dividing the Company's total GAAP shareholders' equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares. Fully converted tangible book value per share is derived by expanding the book value per share calculation to include (i) the effects of assumed conversion of all convertible securities and (ii) any remaining unamortized goodwill or deferred credits as of the applicable date. A separate schedule is included in Exhibit 99(a) to this Form 8-K which details the calculation of the Company's fully converted tangible book value per common share.

        Additionally, the press release includes a statement regarding Folksamerica's 101% GAAP combined ratio for the six months ended June 30, 2002 when excluding the effect of a $17.0 million reduction in a recoverable allowance originally established in connection with Folksamerica's 2000 acquisition of PCA Property and Casualty Insurance Company ("PCA"). The reduction in the allowance served to decrease Folksamerica's GAAP combined ratio by 6 points (to a 95% GAAP combined ratio). The allowance related to a recoverable resulting from PCA's claims against the second injury disability trust fund ("second injury fund") in the State of Florida. The Company reduced the allowance in 2002 because the collection experience and financial stability of the second injury fund had improved significantly since the acquisition and the allowance was determined to be unnecessary. The Company did not participate in the second injury fund prior to the acquisition of PCA, nor is such a recoverable allowance likely to occur in the future because the second injury fund was placed into run-off in 1998. Because Folksamerica's unadjusted GAAP combined ratio for the six months ended June 30, 2002 includes this reinsurance recoverable adjustment, management does not believe that it accurately reflects the profitability from operations in the six months ended June 30, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: August 7, 2003	By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

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SIGNATURES